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                                       ARTHUR
                                      ANDERSEN

                                 ARTHUR ANDERSEN LLP


May 9, 1995
                                                    Arthur Andersen LLP
                                                    Suite 400
                                                    6501 Americas Parkway NE
                                                    Albuquerque, NM 87110-5372
                                                    505 889-4700

Public Service Company of New Mexico
Alvarado Square
Albuquerque, NM  87158

Gentlemen:

We are aware that Public Service Company of New Mexico has incorporated by reference in its Registration Statement No. 33-65418 its Form 10-Q for the quarter ended March 31, 1995, which includes our report dated May 9, 1995 covering the unaudited interim financial information contain therein. Pursuant to Regulation C of the Securities Act of 1933, that report is not considered a part of the registration statement prepared or certified by our firm or a report prepared or certified by our firm within the meaning of Sections 7 and 11 of the Act.

Very truly yours,

/s/ Arthur Andersen LLP
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Arthur Andersen LLP